EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-52857 on Form S-3, Amendment No. 1 to Registration Statement No. 333-114858 on Form S-4, and in Registration Statement Nos. 333-129175 and 333-129176 on Forms S-8 of our reports dated February 28, 2005, relating to the consolidated financial statements and financial statement schedules of Rayonier Inc. and subsidiaries and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Rayonier Inc. and subsidiaries for the year ended December 31, 2005.

Jacksonville, Florida

February 28, 2006